UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2020, the Board of Directors (the “Board”) of Cara Therapeutics, Inc. (the “Company”) increased the size of the Board and appointed Susan Shiff, Ph.D., M.B.A. to serve as a member of the Board with a term expiring at the Company’s 2021 Annual Meeting of Stockholders. Dr. Shiff was also appointed to serve as a member of the compensation committee and the nominating and corporate governance committee of the Board. There is no arrangement or understanding between Dr. Shiff and any other person pursuant to which she was selected as a director, and there is no family relationship between Dr. Shiff and any of the Company’s other directors or executive officers.

Dr. Shiff, age 59, has over 20 years of experience in the pharmaceutical industry as a leader in the development and implementation of evidence, access, and pricing strategies for products globally. Dr. Shiff joined Merck in June 2014 as Senior Vice President and head of the Center for Observational and Real-World Evidence. Before joining Merck, from October 2013 through May 2014, she served as Vice President of Global Health Economics, Data Sciences and Evidence-Based Medicine at Teva Pharmaceuticals. Previously, from June 2006 through September 2013, Dr. Shiff served at Pfizer, including as Vice President of Evidence-Based Medicine and Market Access in Global Primary Care as well as Vice President of Health Economics and Outcomes Research and Epidemiology in Emerging Markets. She has also held senior positions at Roche and Johnson & Johnson. Dr. Shiff began her career and spent four years at the Centers for Disease Control and Prevention. Dr. Shiff currently serves on the Boards of Synthace Limited and the Merck Global Health Innovation Fund. Dr. Shiff holds an M.B.A. from Cornell University and a Ph.D. from the University of California at Los Angeles.

In accordance with the Company’s non-employee director compensation policy, Dr. Shiff will receive an annual cash retainer of $40,000 for her service as a director, an additional annual cash retainer of $7,500 for her service as a member of the compensation committee, and an additional annual cash retainer of $5,000 for her service as a member of the nominating and corporate governance committee. In addition, on June 26, 2020, Dr. Shiff was awarded an initial option grant to purchase 38,000 common shares of the Company at an exercise price equal to $17.03, the closing price of the Company’s common stock as reported by The Nasdaq Global Market on that date. This option will vest over a period of three years, in twelve equal quarterly installments, from the date of Dr. Shiff’s appointment to the Board.

The Company expects to enter into its standard indemnification agreement for directors with Dr. Shiff, the form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-192230), filed with the Securities and Exchange Commission on January 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers, Ph.D., D.Sc.
Derek Chalmers, Ph.D., D.Sc.
President and Chief Executive Officer

Date: June 30, 2020